UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Commission File Number: 333-206804

SavMobi Technology Inc.

(Exact name of Registrant as specified in its charter)

Nevada	47-3240707 (IRS Employer Identification No.)
(State of incorporation)

73B Bank Avenue, Amritsar, Punjab, 143001, India _______________________________ Address of Principle Executive Office 800 592-6276 Registrant’s telephone number, including area code

Date of Report (Date of earliest event reported):

May 18th, 2017

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.01 – CHANGE IN CONTROL OF REGISTERANT.

On May 18th, 2017, Lakwinder Singh Sidhu, the Company's Director and CEO, completed a transaction with Reap Global Ltd., by which Reap Global Ltd. acquired 4,500,000 shares of common stock, representing 68.4% ownership of the Company. Reap Global Ltd. paid $300,000.00 in cash.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 18th, 2017 Mr. Sidhu resigned from his official positions as CEO and CFO of the Company, and on the same day the shareholders of the Corporation voted Mr. Poh Kee Liew as Director, and CEO, and Mr. Gim Hooi Ooi as Director and CFO.

Mr. Liew, 45, is the current CEO of New Asia Energy, Inc. and was the Director of Business Development for AD Channel Creative, a Malaysian company since 2008. He has more than 20 years’ experience in internal financial and public relations management. He is a recognized graphic designer, and accomplished in internet social media platform development. Mr. Liew has a Diploma in Graphic Design from the PJ College Art and Design, Malaysia, in 1995.

Mr. Ooi, Age 36, brings years of executive experience in the banking and financial services. He is the current CFO of Wike Corporation and was formerly Senior Relationship Manager of Alliance Bank Malaysia Berhad and Account Relationship Manager at Hong Leong Bank Berhad. Mr. Ooi graduated with a BA in Mass Communication from University of Tunku Abdul Rahman in 2005.

ITEM 9.01 EXHIBITS

   (d)   Exhibits.

10.1       Shareholder’s Resolution Appointing New Director

10.2       Resignation of Lakwinder Singh Sidhu

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22nd, 2017

                     SavMobi Technology Inc.

                     /s/ Poh Kee Liew

                     By:  Poh Kee Liew, CEO